REAL ESTATE PURCHASE

CONTRACT

This REAL ESTATE PURCHASE CONTRACT (the “Contract”), is dated December , 2014 (the “Effective Date”), by and between Q LOTUS, INC., a Nevada corporation (the “Purchaser”) and LAKE ZURICH CENTER, LLC, an Illinois limited liability company (the “Seller”). The “Effective Date” shall be the date upon which this Contract is accepted by Seller.

R E C I T A L S

A. Seller is the owner of a certain parcel of land commonly known as 35 West Main Street, Lake Zurich, Lake County, Illinois and legally described in Exhibit A, (the “Property”).

B. Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property subject to the terms and conditions of this Contract. This Contract is the entire agreement between the Seller and Purchaser, and there are no prior, or contemporaneous, oral or written agreements existing between the parties.

NOW THEREFORE, in consideration of the foregoing and of the mutual representations, agreements and undertakings contained hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows.

1. Purchase and Sale. The sale of the Property shall include the following:

A.   Easements. All easements, if any, benefiting the Property;

B.   Rights and Appurtenances. All rights and appurtenances pertaining to the Property, if any, including any right, title and interest of Seller, if any, in and to adjacent streets, alleys or rights of way;

C.   Improvements. All improvements (the “Improvements”) in and on the Property;

D.   Tangible Personal Property. All of Seller’s rights, title and interest in all appliances, fixtures, equipment, machinery, furniture, carpeting, drapes and other personal property, if any, located on or about the Property and any Improvements; and,

E.   Intangible Personal Property. All of Seller’s rights, title and interest in and to any development right, governmental approvals and permits of any kind and any intellectual property related to the Property.

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2. Purchase Price. Purchaser shall pay ONE MILLION FIVE HUNDRED THOUSAND AND N0/100 DOLLARS ($1,500,000.00) (“Purchase Price”) for the Property, as follows:

A.   FORTY THOUSAND AND N0/100 DOLLARS ($40,000.00) (the “Earnest Money”) to be deposited upon execution of this Contract by Purchaser with a title insurance company to be selected by the Seller (the “Escrowce” and the “Title Insurer”). Said Earnest Money shall be held by the Escrowee pursuant to the terms of its standard strict joint order escrow instructions. The cost of the escrow shall be paid by the Purchaser. If Purchaser elects the Earnest Money to be deposited into an interest bearing account for the mutual benefit of the parties, with interest payable to the Purchaser at Closing, then Purchaser shall bear the cost charged by Escrowee for investing the funds;

B.   ONE MILLION FOUR HUNDRED SIXTY THOUSAND AND 00/100 DOLLARS ($1,460,000.00), shall be paid by Purchaser following closing and evidenced by a Note dated December 1,2014 and Mortgage (the form of which shall be agreed upon within fourteen (14) days following the date hereof) that shall be issued to Seller at Closing.

3. Title Insurance and Survey.

A.         Purchaser shall, at Purchaser’s expense, secure a commitment for an ALTA owners form of title insurance policy (the “Title Commitment”) issued by the Title Insurer in the amount of the Purchase Price with extended coverage showing Purchaser as the proposed insured subject only to Permitted Exceptions (hereinafter defined), and acts done or suffered by or judgments against Purchaser, but with extended coverage as to the general exceptions otherwise contained in said form of title insurance policy.

B.          Within five (5) days following the date on which Purchaser receives the Commitment, Purchaser shall deliver to Seller written notice of any objection to those exceptions, other than Permitted Exceptions, to which Purchaser objects (collectively, the "Unpermitted Exceptions"). If Purchaser fails to deliver that notice of objection to Seller within said five (5) day period, Purchaser shall be deemed to have waived its right to object to any exceptions not included in the Permitted Exceptions, and any exceptions not so objected to by Purchaser shall hereafter be deemed a Permitted Exception. In the event the Purchaser sends notice of Unpermitted Exceptions, Seller shall notify Purchaser within five (5) days following the date of Purchaser's notice of the objection that the Unpermitted Exceptions will be removed from the Commitment or insured over by the title company pursuant to an                to the                     or (ii) that has                not to, or has failed to, have the Unpermitted Exceptions removed or insured over by the title company. If Seller notifies Purchaser that Seller has chosen not to, or has failed to, have the Unpermitted Exceptions removed or insured over within the five (5) day period, Purchaser may elect either to terminate this Contract, in which event the Earnest Money shall be retained by Seller, and neither party will have any further obligations under this Contract, or to take title as it then is, which election must be made within five (5) days following the expiration of the five (5) day period. If Purchaser makes no election or firmly elects to take the title as is, then (i) the Purchaser shall be deemed to have agreed to accept the title as disclosed in the Commitment without any reduction of Purchase Price; (ii) all Unpermitted Exceptions not removed from the Commitment will thenceforth be deemed Permitted Title Exceptions, and (iii) this Contract shall remain in full force and effect. Anything to the contrary in this Contract notwithstanding, Seller shall have no affirmative obligations hereunder to expend any funds or incur any liabilities in order to cause any title exceptions to be removed from the Commitment or insured over.

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4. Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as follows:

A.    Organization. Seller is a limited liability company, organized, validly existing and in good standing under the laws of the State of Illinois, and is qualified to transact business in the State of Illinois. Seller has the full power to enter into and execute this Contract and to own and operate its respective property and to carry on its business in the place where such property is now owned and operated and where such business is now conducted.

B.    Authorization; Enforceability. The execution, delivery and performance of this Contract and all of the documents and instruments required hereby to be executed and delivered by Seller is within the partnership power of the Seller and has been duly authorized by Seller. All persons executing this Contract and all corresponding closing documentation are incumbent in the offices which such officers purport to hold. This Contract is and the other documents and instruments required will be, when executed and delivered by Seller, the valid and binding obligations of Seller, enforceable against Seller in accordance with its respective terms subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws in effect affecting the enforceability or rights of creditors generally and to general equitable principles which may limit the right to obtain equitable relief.

C.    Contracts. There are no contracts for services at the Property that will survive Closing, and Seller has received no written notice that any event of default exists under any contracts or that any event has occurred under any contracts;

D.    Real Property.

(i)            Seller has not received any written notice of any default or breach by such Seller under any covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof;

(ii)           Seller has not received written notice that either the whole or any portion of the Property, including access thereto or any easement benefiting the Property, is subject to temporary requisition of use governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has not received any notice nor has any knowledge that any such proceeding is contemplated;

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(iii)          Seller has received no written notice of any violation of rules, laws or regulations relating to zoning, building code, fire code, or air; and

(iv)          Seller has received no written notice that the Seller or the Property is in violation of any federal, state or local law, ordinance or regulation relating to the environmental conditions on, under or about the Property. To Seller’s knowledge, the Property is not now used for the generation, storage or disposal of, on, under or about the Property of any Hazardous Materials (hereinafter defined), except as may be allowed by applicable governmental laws, rules and regulations governing the use of Hazardous Materials at the Property. For purposes hereof, “Hazardous Materials” shall include those materials regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, U.S.C. Sec. 9016 et seq., Superfund Amendment and Re-Authorization Act of 1986 (SARA), 42 U.S.C. Sec. 9601 et seq., the Resource Conservation and Recovery Act, U.S.C. Sec. 6901 et seq; Occupational Safety and Health Act of 1970; the Toxic Substance Control Act; the Solid Waste Disposal Act; the Clean Air Act; the Clean Water Act; and the regulations adopted in publications promulgated pursuant to the above laws and in any applicable state, county and city laws or ordinances and regulations.

5. Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as follows:

A. Authorization. Purchaser has full power and authority to enter into this Agreement and perform his obligations hereunder and carry out the transactions contemplated hereby. This Agreement, when executed, will constitute a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

B. No Violation. The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision of, or result in the creation of any lien or security interest under, any material contract or agreement to which Purchaser is a party or by which any of Purchaser’s assets or properties are bound; (b) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Purchaser; or (c) violate any other contractual or legal obligation or restriction to which Purchaser is subject.

C. Litigation. There is no litigation pending or, to Purchaser’s knowledge, threatened against Purchaser at law or in equity or before any court, legislative or administrative tribunal or governmental agency which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, would have a material adverse effect on the business or operations of Purchaser.

D. Reliance on Own Advisors. Purchaser has relied completely on the advice of, or has consulted with, its own tax, investment, legal or other advisors and has not relied on the Seller or

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any of its respective affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof. Purchaser acknowledges that Seller is represented by McCormick & Friman, LLC (“M&F”) in this transaction. The Parties acknowledge and agree that: (1) M&F will act as legal counsel to the Seller with respect to this transaction and on other matters from time to time and may also represent Purchaser, Smith or Cory Marie on matters separate and apart from this transaction from time to time; (2) the undersigned have been advised by M&F that the interests of the parties may become opposed to each other; and (3) accordingly, M&F’s representation of the parties may not at all times be in the best interests of each party. Notwithstanding the foregoing, the undersigned: (1) desire M&F to represent Seller, Purchaser and the parties from time to time; (2) acknowledge that the parties herein have been advised to retain separate counsel; (3) desire to have M&F represent Seller in connection with the Property and this transaction, as well as the other parties from time to time on other matters; and (4) jointly and severally, forever waive any claim that M&F’s representation of any of them in this transaction constitutes a conflict of interest which has or may result in any of the parties hereto suffering damages, losses or other injury from the representation described herein. In addition, in the event of an unanticipated dispute between the parties, M&F will not represent Seller, Purchaser or any of you regarding the dispute.

Agreed:	Agreed:	Agreed:	Agreed:
		Cory Marie Leasing, LLC	Lake Zurich Center, LLC

	/s/ Gary Rosenberg	By:	By:
David Smith	Gary Rosenberg	Joshua Goldstein, Manager	Joshua Goldstein, Manager

E.   Capability to Evaluate. Purchaser has such knowledge and experience in financial and business matters so as to enable it to utilize the information made available to it in connection with this Agreement in order to evaluate the merits and risks of purchasing the Property, which are substantial.

F.   Due Diligence. Purchaser, in making the decision to purchase has received and had an opportunity to review the Seller’s books and records, including financial statements and such other information as deemed necessary and has had full access to all the information they consider necessary or appropriate to make an informed decision to purchase.

G.   Inspection of the Property. Purchaser, in making the decision to purchase has received and had an opportunity to inspect the Property, conduct such tests and investigations as Purchaser deems appropriate and review such other information as deemed necessary and has had full access to all the Property and information they consider necessary or appropriate to make an informed decision to purchase.

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any of its respective affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof. Purchaser acknowledges that Seller is represented by McCormick & Friman, LLC (“M&F”) in this transaction. The Parties acknowledge and agree that: (1) M&F will act as legal counsel to the Seller with respect to this transaction and on other matters from time to time and may also represent Purchaser, Smith or Cory Marie on matters separate and apart from this transaction from time to time; (2) the undersigned have been advised by M&F that the interests of the parties may become opposed to each other; and (3) accordingly, M&F’s representation of the parties may not at all times be in the best interests of each party. Notwithstanding the foregoing, the undersigned: (1) desire M&F to represent Seller, Purchaser and the parties from time to time; (2) acknowledge that the parties herein have been advised to retain separate counsel; (3) desire to have M&F represent Seller in connection with the Property and this transaction, as well as the other parties from time to time on other matters; and (4) jointly and severally, forever waive any claim that M&F’s representation of any of them in this transaction constitutes a conflict of interest which has or may result in any of the parties hereto suffering damages, losses or other injury from the representation described herein. In addition, in the event of an unanticipated dispute between the parties, M&F will not represent Seller, Purchaser or any of you regarding the dispute.

Agreed:	Agreed:	Agreed:		Agreed:
		Cory Marie Leasing, LLC		Lake Zurich Center, LLC

/s/ David Smith		By:	/s/ Joshua Goldstein	By:	/s/ Joshua Goldstein
David Smith	Gary Rosenberg		Joshua Goldstein, Manager		Joshua Goldstein, Manager

E.   Capability to Evaluate. Purchaser has such knowledge and experience in financial and business matters so as to enable it to utilize the information made available to it in connection with this Agreement in order to evaluate the merits and risks of purchasing the Property, which are substantial.

F.   Due Diligence. Purchaser, in making the decision to purchase has received and had an opportunity to review the Seller’s books and records, including financial statements and such other information as deemed necessary and has had full access to all the information they consider necessary or appropriate to make an informed decision to purchase.

G.   Inspection of the Property. Purchaser, in making the decision to purchase has received and had an opportunity to inspect the Property, conduct such tests and investigations as Purchaser deems appropriate and review such other information as deemed necessary and has had full access to all the Property and information they consider necessary or appropriate to make an informed decision to purchase.

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EXCEPT AS SET FORTH HEREIN, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, As To, CONCERNING OR WITH RESPECT To (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (C) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (D) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (E) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS OR (F) ANY OTHER MATTER WITH RESPECT To THE PROPERTY.

EXCEPT AS SET FORTH HEREIN, THE SALE OF THE PROPERTY As PROVIDED FOR HEREIN Is MADE ON AN “As Is” “WHERE Is” CONDITION AND BASIS WITH ALL FAULTS.

6. Closing   The closing of the Contract (“Closing Date”) shall occur on or about December 16, 2014. The Purchaser and Seller shall pay the customary closing costs of the Title Company, which are customarily attributable to Purchasers and Sellers. Seller shall also provide the necessary State and County real estate transfer tax declarations required to close the transaction, and Seller shall pay the State and County Transfer taxes due and payable on the closing of the transaction. The party required by local ordinances shall pay the transfer taxes, if any. The Closing shall take place at the Title Company in accordance with the general provisions of the usual form of “New York Style” Deed and Money Escrow Agreement then in use by the Title Company, with such special provisions inserted in the escrow agreement as may be required to conform with this Agreement (“Escrow”). Upon the creation of the Escrow, anything herein to the contrary notwithstanding, payment of the Purchase Price and delivery of the Deed (as hereinafter defined) and other documents to be delivered pursuant to below, shall be made through the Escrow. Seller and Purchaser (if required) shall execute gap undertakings in the form required by the Title Company in order to close by a “New York Style” closing. The cost of any such Escrow shall be borne by Purchaser. Possession of the Property shall be delivered to Purchaser on the Closing Date

Closing Date Deliveries. At the Closing on the Closing Date

Seller, at its expense, shall deliver to Escrowee, or otherwise make available to Purchaser, the following:

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(a) a Bill of Sale, conveying any personal property found on the Property to Purchaser;

(b) a Special Warranty Deed to Purchaser conveying fee simple title to the Property to the Purchaser, subject only to building lines and building and use restrictions of record; zoning and building ordinances; roads and highways, if any; covenants, conditions and restrictions of record, none of which provide for reverter, nor restrict the present use of the Property as a medical office building; and acts of Purchaser (“Permitted Exceptions”);

(c) keys to all entrance doors to, and equipment and utilities rooms located in the Property;

(d) an Assignment of Rights from Seller transferring all rights, title and interest in and to any development rights, governmental approvals and permits of any kind and any intellectual property related to the Property to the Purchaser; and,

(e) all other documents necessary or appropriate to complete the transaction contemplated by this Contract;

(ii) Purchaser shall deliver, or cause to be delivered to Seller, properly executed and dated as of the Closing Date:

(a) a certificate of the vote of the Board of Directors of the Purchaser, authorizing and approving this Contract and the consummation of the transactions consummated hereby;

(b) a certificate of legal existence and corporate good standing of Purchaser, issued by the Secretary of State, State of Nevada; and

(c) all other documents necessary or appropriate to complete the transaction contemplated by this Contract.

B.    Adjustments and Payments. Seller shall cause any service and management contracts pertaining to the Property, if any, to be terminated as of Closing and shall pay all charges for such contracts through the date of Closing. The general real estate taxes and other similar items for 2014 (payable in 2015) shall be paid by Purchaser. Seller shall provide a credit to Purchaser for the 2014 real estate                   prorated                                              at 1                   most recently ascertainable tax bill.

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Purchase As-Is. Except for the limited representations and warranties exp stated this Contract, Purchaser acknowledges and agrees that Seller has not made, and is not making, any representation, statement, warranty, or promise to Purchaser about the Property, including, but not limited to, the physical aspects and condition of any portion of the Property, the condition of the soil on the Property, the presence or absence of toxic wastes, hazardous materials, pollutants of any type, oil or petroleum products, asbestos, or PCBs, the feasibility, the desirability, suitability, fitness, or adaptability of any of the Property for any particular use, the assessments, fees, or charges that may be assessed by any district, taxing authority, or governmental or quasi governmental entities, the value of the Property, or the projected income or expenses for any of the Property. During the Inspection Period, Purchaser shall have the opportunity to conduct a physical investigation of the Property and such other investigation as it deems necessary or appropriate. Except for the limited representations and warranties expressly stated in this Contract, Purchaser is purchasing the Property in an “AS IS, WHERE IS, WITH ALL FAULTS” physical condition and in an “AS IS, WHERE IS, WITH ALL FAULTS” state of repair. EXCEPT FOR THE LIMITED REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN THIS CONTRACT, PURCHASER HEREBY WAIVES, AND SELLER HEREBY DISCLAIMS, ALL WARRANTIES OF ANY TYPE OR KIND WHATSOEVER AS TO THE SUBJECT PROPERTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF FITNESS FOR A PARTICULAR PURPOSE, TENANTABILITY, HABITABILITY, AND USE. Except as set forth herein, Purchaser expressly waives, and releases Seller from, any claim it may now or hereafter have against Seller arising from the physical condition of the Property, including, without limitation, any encroachments onto the Property or from the Property onto other real estate.

8. Destruction or Damage Prior to Closing.

If, prior to Closing, the Property is destroyed or damaged, and the cost to repair, restore or replace such destruction, damage or taking is in excess of 10% of the Purchase Price to repair (as determined by an insurance adjuster selected by the Seller's insurance carrier), the Purchaser shall have the option, which must be exercised within ten (10) days after its receipt of written notice from Seller advising of such destruction or damage (which Seller hereby agrees to give), to terminate this Contract or to proceed with the Closing in the amount of the Purchase Price, or such other price as; adjusted for the damage or loss, as agreed upon the Purchaser and Seller. Based on the Purchaser’s option to terminate or proceed as set forth above, if Purchaser elects to terminate this Contract, the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, duties, or obligations hereunder, except as otherwise provided herein. However, if Purchaser elects to proceed with Closing, Purchaser and Seller shall be obligated to proceed with Closing, and Purchaser shall be entitled to any and all insurance proceeds payable as a result of such damage or destruction and, to the extent the same may be necessary or appropriate, Seller shall assign to Purchaser at Closing Seller’s rights to such proceeds. If the damage is less than 10% of the Purchase Price, Seller shall                                                                  damage or taking which is up to 10% of the property’s purchase price; and if the repair(s) for such damage or loss exceed 45 days, Purchaser shall have the option to terminate the Contract in accordance with the terms of this paragraph.

9. Default, Remedies and Termination. The failure of either party to deliver any document or information or to perform any duty, obligation, covenant or agreement required hereunder on or before the time specified herein shall be a default by such party. The finding that any statement, representation or warranty stated herein is untrue in any material respect shall be a default by the party making such representation or warranty.

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A.     In the event of any material default in the performance by Purchaser of its obligations hereunder at the time required herein, which, if curable by the payment of money, remains uncured for three (3) business days after notice thereof is given to Purchaser, or, if curable by other performance, remains uncured for 7 days after notice thereof is given to Purchaser, Seller may elect, upon notice to Purchaser, to terminate this Contract. In the event of such termination, and provided Seller has not defaulted hereunder, Seller shall retain any Earnest Money or other funds deposited by Purchaser hereunder, and Purchasers shall be reimbursed for all reasonable out-of-pocket expenses and attorneys’ fees incurred by Purchaser in connection with its proposed acquisition of the Property. Said retained funds and reimbursement shall constitute liquidated damages (and not as a penalty) as to Purchaser’s failure to complete the purchase of the Property as provided in this Contract.

B.      In the event of any material default in the performance by Seller of its obligations hereunder at the time required herein, which, if curable by the payment of money, remains uncured for three (3) business days after notice thereof is given to Seller, or, if curable by other performance, remains uncured for 14 days after notice thereof is given to Seller, Purchaser may elect to terminate this Contract and receive a refund of all Earnest Money or other funds deposited or paid by Purchaser hereunder as its sole and exclusive remedy.

C.     Tender of deed, Purchase Price or possession or other performance by the appropriate party shall not be necessary after a notice of termination has been given by one party hereto to the other party.

D.     If any action is brought by one party to this Contract against the other party to enforce the provisions hereof the party prevailing in such cause of action shall be entitled to receive its court costs and reasonable attorneys’ fees incurred by reason of such litigation from the non prevailing party.

E.     In the event this Contract is terminated other than by reason of a default by Purchaser, all Earnest Money shall be returned to Purchaser.

10. Brokers. Each party represents and warrants to the other that it has had no dealings with any real estate broker or agent connection with Contract, and that it no real estate broker or agent who is or might be entitled to a commission in connection with this Contract. Each party agrees to protect, defend, indemnify and hold the other and its officers, directors, partners, members, managers, agents and employees and their respective successors and assigns harmless from, and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finders or similar fee or commission in connection with this Contract, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

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11. Survival. Except for Purchaser’s indemnification of Seller pursuant to the Inspection provisions, the agreements, representations and covenants contained in this Contract, or any amendment or supplement thereto, shall not survive the termination of this Contract and shall merge with the deed upon the Closing.

12. Notices. All notices and demands required to be given hereunder, except any notices required to exercise the right of access to and inspection of the Property, shall be in writing. The delivery of a notice to the party or their respective attorneys, on behalf of that party, shall be effective at the time of delivery. The mailing of notice by first class mail; confirmed by facsimile transmission (“fax”); or Federal Express (or similar overnight carrier) to the party to whom it is directed, shall also be deemed to be sufficient notice. Notice shall be deemed given: (a) if mailed, two business days after the date of deposit in the U.S. Mail in the form and manner herein required; (b) if by fax, then upon such date the notice is transmitted by telephone and confirmed by sender’s fax machine; and (c) if by overnight carrier, or by other means, upon the date of actual receipt, shall be addressed as follows:

If to Purchaser: and to:	Q Lotus, Inc.
20 North Wacker Drive, Suite 4120
Chicago, Illinois 60606 Attention: Gary A. Rosenberg

If to Seller:	Lake Zurich Center, LLC
c/o Cory Marie Leasing, LLC
4 Executive Boulevard, Suite 200 Suffern, New York 10901 Attention: Joshua Goldstein

14. Miscellaneous.

A. This Contract shall be governed by and Construed according to the laws of the State of Illinois.

B. Any Exhibits or Riders attached to this Contract are made a part of and incorporated into this Contract by reference,

C. Time is of the essence of this Contract.

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D.   The Uniform Vendor and Purchaser Risk Act shall apply to this Contract only to the extent consistent with the terms hereof.

E.    The terms “Purchaser” and “Seller” are used in this Contract as if neuter in gender and singular in number, but shall be deemed to be feminine, masculine and/or plural if such be the case.

F.    The rights of Purchaser under this Contract cannot be assigned in whole or in part without the prior written consent of Seller. This Contract shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, devisees, personal representatives, successors and permitted assigns.

G.    This Contract and the matters expressly referred to herein constitute the entire agreement between the parties. All amendments and supplements hereto, if any, shall be in writing and executed by both parties. For the purposes of amending this Contract, however, any document executed after the effective date hereof by a party hereto and transmitted to the other party hereto by fax as provided hereinabove in Paragraph 13, may be relied upon by the receiving party, shall for the purposes of this Contract be considered, and shall have the same binding legal effect, as an original document executed by the transmitting party.

H.   The captions and headings stated herein are for convenience only and shall not be used to limit or construe the provisions of this Contract.

I.   OFAC Certification. Seller and Purchaser each represent to the other that it is, and will be throughout the term of this Contract, in compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Seller and Purchaser each further represent to the other (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business.

J.   Any reference in this Contract to “business day” or “business days” shall be defined as Monday through Friday, excluding Legal holidays, 8:00 am to 5:00 pm central standard time. Whenever under the terms of this Contract the time for performance falls on a Saturday, Sunday or legal holiday (as defined in 205 ILCS 630/17) such time for performance will be on the next day that is not a Saturday, Sunday or legal holiday. In counting any period of time pursuant to this Contact, the day of the act or event from which the designated period of time begins to run will not be included.

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K.   This Contract may be executed in multiple counterparts, which counterparts when considered together shall constitute a single, binding, valid and enforceable agreement. For purposes hereof, electronically or facsimile transmitted signatures shall be deemed original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the date set forth below their respective signatures.

PURCHASER:	SELLER:

Q LOTUS, INC., a Nevada corporation	LAKE ZURICH CENTER, LLC, an
Illinois limited liability company

By:	By:	/s/ Joshua Goldstein

Name:	Name:	Joshua Goldstein

Its:	Its:	Manager

Dated:	Dated:	12/8/14

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K.   This Contract may be executed in multiple counterparts, which counterparts when considered together shall constitute a single, binding, valid and enforceable agreement. For purposes hereof, electronically or facsimile transmitted signatures shall be deemed original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the date set forth below their respective signatures.

PURCHASER:		SELLER:

Q LOTUS, INC., a Nevada corporation		LAKE ZURICH CENTER, LLC, an
Illinois limited liability company

By:	/s/ Gary Rosenberg	By:

Name:	Gary Rosenberg	Name:

Its:	Chairman & CEO	Its:

Dated:	12/08/14	Dated:

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EXHIBIT A

LEGAL DESCRIPTION

Parcel 1:

That part of Lots 1 and 2 described as follows, to wit: Commencing at a point on the Northwesterly line of said Lot 1, which is 38 feet Northeasterly of the most Westerly corner of said Lot 1, thence South Westerly parallel with the Southwesterly line of said Lot 1, 110.5 feet; thence North Easterly to a point on the Northeasterly line of said Lot 2, which is 133.85 feet Northwesterly of the most Easterly corner of Lot 3; thence Northwesterly along the Northeasterly line of said Lot 2 to the most Northerly corner thereof; and thence Southwesterly along the Northwesterly line of said Lots 1 and 2 to the place of beginning, in F.H. KUEBKER’S FIRST ADDITION TO PROSPECT PARK, being a subdivision of part of the Northwest quarter of the Northeast quarter and the Northeast quarter of the Northwest quarter of Section 20, Township 43 North, Range 10 East of the 3rd P.M., according to the plat thereof, recorded October 19, 1907, as Document 114276, in Book “G” of Plats, page 89, in Lake County. Illinois.

Parcel 2:

A part of Lot 1 in F.H. KUEBKER’S FIRST ADDITION TO PROSPECT PART, being a subdivision of part of the Northwest quarter of the Northeast quarter and Northeast quarter of the Northwest quarter of Section 20, Township 43 North Range 10, East of the 3rd P.M., according to the plat thereof, recorded October 19, 1907, as Document 114276 in Book “G” of Plats, page 89 described as follows, to wit;

Beginning at a point on the Northwesterly line of said Lot 1, 35 feet Northeasterly of the Most Westerly corner of said Lot 1; thence Southeasterly parallel to the Southwesterly line of said Lot 1, 115 feet; thence Northeasterly, parallel to the Northwesterly line of said Lot 1, 3 feet; thence Northwesterly parallel to the Southwesterly line of said Lot 1, 115 feet to the Northwesterly line of said Lot 1; thence Southwesterly along the Northwesterly line of said Lot 1, 3 feet to the point of beginning.

Parcel 3:

That part of Park Avenue in F.H. KUEBKER’S FIRST ADDITION TO PROSPECT PARK, according to the Plat thereof recorded October 19, 1907 as document 114276 in Book “G” of Plats, page 89, described as follows:

Beginning at a point on the Southeasterly line of Main Street (formerly Robertson Avenue) extended straight Southwesterly 0.28 feet from the point of intersection of said Southeasterly line of Main Street and the Northeasterly line of said Park Avenue (said point of intersection being the most Westerly corner of Lot 1 in aforementioned F.H. KUEBKER’S FIRST ADDITION TO PROSPECT PARK); thence Northeasterly along the aforesaid extended Southeasterly line of Main Street 0.28 feet to said point of intersection; thence Southeasterly along said Northeasterly line of Park Avenue (being also the Southwesterly line of said Lot 1 in F.H. KUEBKER’S FIRST ADDITION TO PROSPECT PARK) 117.00 feet; thence Southwesterly along a line perpendicular to said Northeasterly line of Park Avenue 0.28 feet; thence Northwesterly along a straight line 117.00 feet, more or less, to the point of beginning, in Lake County, Illinois.

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Parcel 4:

Lot 16 except the part thereof described as follows: Commencing at the most Easterly corner of said Lot; thence North Westerly along the North Easterly line of said Lot, 66 feet; thence South Westerly to the most Westerly corner of said Lot; thence South Easterly along the South Westerly line of said Lot to the most Southerly corner thereof; thence North Easterly along the South Easterly line of said Lot to the point of beginning and all of Lots 17, 18 and 19 in F.H. KUEBKER’S FIRST ADDITION TO PROSPECT PARK, being a subdivision of part of the North half of Section 20, Township 43 North, Range 10 East of the 3rd P.M., according to the plat thereof, recorded October 19, 1907 in Book “G” of Plats, page 89, as Document 114276, in Lake County Illinois.

Parcel 5:

That part of Lot One (1) in F.H. KUEBKER’S FIRST ADDITION TO PROSPECT PARK, being a subdivision of part of the North Half of Section Twenty (20) Township Forty-three (43) North, Range Ten (10) East of the Third Principal Meridian, according to the Plat thereof recorded October 19, 1907 as document #114276 in Book G of Plats, page 89, beginning at a point where the South line of said Lot intersects with Robertson Avenue running thence Southeasterly along said South line 125 feet, thence Northeasterly on a line parallel with Robertson Avenue 35 feet, thence Northwesterly on a line parallel with the South line of said Park Avenue to the East line of Robertson Avenue, thence South upon the West line of said Lot One (1) to the place of beginning, being a part of said Lot One, measuring 35 feet on Robertson Avenue and 125 feet on Park Avenue, in Lake County, Illinois;

Excepting therefrom the following: Beginning at a point on the Southwesterly line of said Lot 1, 117 feet from the most Westerly corner of said Lot 1; thence 8 feet along the Southwesterly line of said Lot 1 to a point 125 feet from the most Westerly corner of said Lot 1; thence along a line parallel with the Northwesterly line of said Lot 1, 35 feet; thence Northwesterly along a line parallel with the Southwesterly line of said Lot 10, 10 feet; thence in a straight line to the point of beginning.

Permanent Real Estate Index Numbers:	14-20-103-010
14-20-103-011
14-20-104-008
14-20-104-007
14-20-104-004
14-20-104-003

Address of Property:	35 West Main Street, Lake Zurich, Lake County, Illinois

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LAKE ZURICH CENTER, LLC, an Illinois limited liability company, 35 West Main Street, Lake Zurich, Lake County, Illinois (“Grantor”) for and in consideration of TEN & 00/100 DOLLARS, and other good and valuable consideration, in hand paid, and pursuant to authority given by the Members and Manager of said company, REMISES, RELEASES, ALIENS AND CONVEYS unto Q LOTUS INC., a Nevada corporation (“Grantee”), all the following described real estate situated in the County of Lake in the State of Illinois, to wit:

See legal description attached hereto as Exhibit A

together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or equity, of, in and to the above described premises, with the hereditaments and appurtenances;

TO HAVE AND TO HOLD the said premises as above described, with the appurtenances, unto the Grantee, its successors and assigns forever, and for the proper use and benefit forever of the Grantee.

And the Grantor, for itself, and its successors, does covenant, promise and agree, to and with Grantee, its successors and assigns, that it has not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and that it WILL DEFEND the said premises, against all persons by or claiming through Grantor, but not otherwise.

SUBJECT TO: those items and restrictions set forth on Exhibit B attached hereto and made a part hereof.

Permanent Real Estate Index Numbers:	14-20-103-010-0000
14-20-103-011-0000
14-20-104-007-0000
14-20-104-004-0000
14-20-104-003-0000

Address of Real Estate:	35 W. Main Street, Lake Zurich, Illinois 60047

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